Exhibit 10.39


                     CREDIT AGREEMENT



                         BETWEEN



                     KLT TELECOM INC.

                        AS LENDER,



                           AND



                  DIGITAL TELEPORT, INC.

                       AS BORROWER



              DATED AS OF SEPTEMBER 25, 2001

                        CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of September 25, 2001, is between Digital Teleport, Inc., a Missouri corporation (the
"Borrower"),  and  KLT Telecom Inc., a Missouri corporation  (the
"Lender").

     WHEREAS, the Borrower wishes to obtain, and the Lender is willing to make, a certain term loan on the terms and conditions set forth herein, such indebtedness to be evidenced by one or more Notes.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.01.      DEFINITIONS.  Definitions as used in this
Agreement:

     "Action"  means  any  action,  suit,  arbitration,  inquiry,
proceeding   or  investigation  by  or  before  any  Governmental
Authority.

     "Advance" means a borrowing hereunder by the Borrower.

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement.

     "Aggregate Available Commitment" means, at any time, the Aggregate Commitment at such time, MINUS the aggregate amount of all Advances.

     "Aggregate Commitment" means the total amount which the Lender is obligated to advance under SECTION 2.04 below.

     "Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the chairman, chief executive officer or chief financial officer of the Borrower, or any other officer of the Borrower they or any of them designate to the Lender.

     "Borrower"   means  Digital  Teleport,   Inc.,  a   Missouri
corporation, and its successors and permitted assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrower Material Adverse Effect" has the meaning set forth in SECTION 11.13.

     "Borrowing Notice" is defined in SECTION 2.05.

     "Business Day" means with respect to any borrowing or payment, a day (other than a Saturday or Sunday) on which banks generally are open in Kansas City, Missouri for the conduct of substantially all of their commercial lending activities.

     "Business Plan" has the meaning set forth in SECTION 6.02.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means Borrower's Property which is subject to a security interest held by the Lender pursuant to the Loan
Documents.

     "Condemnation" is defined in SECTION 7.08.

     "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis (as determined in accordance with GAAP) for the Borrower.

     "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of which the Borrower is a member if consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which the Borrower is a member for state income tax purposes.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement or take-or-pay contract or application for a letter of credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Encumbrance" means any charge, claim, community property interest, equitable interest lien, tax lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on transfer, receipt of income or exercise of any other attribute of ownership.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental Law" means any Law that requires or relates to protection of human health or the Environment.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Event of Default" is defined in ARTICLE VII.

     "Facility Termination Date" is defined in SECTION 2.02.

     "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Fiscal Quarter" means one of the four consecutive three-month accounting periods beginning on the first day of each Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending on December 31 of each year.

     "GAAP"   means  generally  accepted  accounting  principles,
consistently applied.

     "Governmental Authority" means any federal, state, foreign or local government, any of its subdivisions, administrative
agencies,  authorities,  commissions,  boards  or  bureaus,   any
federal, state, foreign or local court or tribunal and any arbitrator.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f)

Contingent Obligations, (g) Rate Hedging Obligations, and (h) repurchase obligations or liabilities of such Person with respect to accounts receivable or notes receivable sold by such Person.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business), or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures, other securities or other indebtedness of any other Person made by such Person.

     "Knowledge," in the case of an individual, means that such individual will be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; and, in the case of the Borrower, "Knowledge" means that the Borrower will be deemed to have "Knowledge" of a particular fact or other matter if any one or more of the following individuals had knowledge of such fact or other matter:
Daniel A. Davis, Gary Douglass, Andrew Whipple and Paul Pierron.

     "Law" means any federal, state, local, municipal, foreign, international, multinational, or other judicial or administrative order, judgment, decree, constitution, law, ordinance, common law of Missouri, regulation, statute, or treaty.

     "Lender" means KLT Telecom Inc., a Missouri corporation, and its successors and assigns.

     "Lien" means any lien, pledge, claim, security interest or Encumbrance whatsoever, including any mortgage, deed of trust, security interest (including any Capitalized Lease or other title retention agreement), charge, pledge, retention of title agreement, easement, encroachment, condition, reservation, covenant, lis pendens lien, claim of lien, adverse claim, restriction on attributes of ownership, or other Encumbrance affecting title.

     "Loan" means the aggregate of all Advances.

     "Loan  Documents"  means  this  Agreement,  the  Notes,  the
Security   Documents  and  the  other  documents  and  agreements
contemplated by this Agreement and executed by the Borrower in favor of the Lender in connection with this Agreement.

     "Margin Stock" has the meaning assigned to that term under Regulation G of the Board of Governors of the Federal Reserve.

     "Material Adverse Effect" means a material adverse effect on
(i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or

(iii) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Lender thereunder.

     "Multiemployer  Plan"  means a Plan  coming  within  Section
4001(a)(3) of ERISA.

     "Net Income" means, for any computation period, with respect to the Borrower on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period in accordance with GAAP.

     "Note" and "Notes" means one or more of the Promissory Notes substantially in the form attached hereto as EXHIBIT A each evidencing an Advance (including any such Promissory Notes issued in exchange or substitution).

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and any and all other obligations of any kind of the Borrower to the Lender, including, without limitation, those arising under the Loan Documents.

     "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority);

     "Party" and "Parties" shall mean individually a party to this Agreement and collectively all of the parties to this Agreement.

     "Payment Date" means February 1, 2002 and any other date on which any payment of principal and/or interest is due hereunder or under any Note.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted   Telecommunication   Asset   Sale"   means   any
Telecommunication Asset Sale approved in advanced in writing by the Lender.

     "Person" means any natural person, corporation, limited liability company, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department, division or instrumentality of any of the foregoing.

     "Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group has any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any other Person, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority in interest (by percentage or voting power) of the outstanding interests of any other Person.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Release"  is  defined  in  the Comprehensive  Environmental
Response,  Compensation and Liability Act, as amended, 42  U.S.C.
 9601 ET SEQ.

     "Reportable  Event" means a reportable event as  defined  in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; PROVIDED, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with Section 4043(a) of ERISA.

     "Returns" means all tax returns that must be filed with any federal, state or local taxing authority.

     "SEC" means the Securities and Exchange Commission of the United States Government.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Security Documents" means and includes all assignments, deeds of trust, mortgages, security agreements, and pledge agreements, and any other agreement or instrument evidencing, pledging or granting a security interest in any property or assets to secure the Loan and the

Obligations, as may from time to time be executed and delivered to or in favor of Lender by Borrower.

     "Single Employer Plan" means a Plan subject to Title  IV  of
ERISA, other than a Multiemployer Plan.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Borrower, as would be shown in the consolidated financial statements of the Borrower as at the end of the Fiscal Quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the Net Income of the Borrower for the 12-month period ending as of the end of the Fiscal Quarter next preceding the date of determination.

     "Tax" or "Taxes" means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, property, severance, production, excise and other taxes, duties and similar governmental charges and assessments imposed by or on behalf of any Governmental Authority (including interest and penalties thereon).

     "Telecommunication Asset Sale" means any transfer, conveyance, sale, lease or other disposition of assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with the Borrower's business; provided that such assets are accounted for as "property, plant and equipment" on the Borrower's consolidated balance sheet in accordance with GAAP, the proceeds of which are treated as revenues (including deferred revenues) by the Borrower in accordance with GAAP.

     "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4066 of ERISA, (c) the termination of such
Plan or the filing of a notice of intent to terminate such Plan under Section 4041 of ERISA, or (d) the institution by the PBGC of proceedings to terminate such Plan or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

     "Threatened" means any demand or statement that has been made in writing that would lead a prudent person to conclude that a claim, proceeding, dispute, Action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan using PBGC actuarial assumptions for single employer plan terminations.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                           ARTICLE II

                           THE CREDITS

     SECTION 2.01.       ADVANCES.

          (a) From and including the date of this Agreement and prior to the Facility Termination Date, the Lender agrees, on the terms and subject to the conditions set forth in this Agreement, to make Advances to the Borrower from time to time in amounts not to exceed the Aggregate Available Commitment existing at such time. Lender agrees that the initial Advance to Borrower pursuant to the terms of this Agreement shall be in the amount of $1,500,000 and shall be made within one (1) business day of the date of this Agreement. Although the Borrower may obtain multiple Advances hereunder, this is not a revolving line of credit and Advances may not be repaid and re-advanced. Prepayment may only be made in accordance with ARTICLE III.

          (b) The Borrower agrees that if at any time the outstanding balance of the Loan exceeds the Aggregate Commitment, the Borrower shall repay immediately the then outstanding Loan balance in such amount as is necessary to eliminate such excess.

          (c) The Borrower's obligation to pay the principal of, and interest on, each Advance shall be evidenced by a Note executed by the Borrower in the principal amount equal to such Advance and dated the date of such Advance.

Each Advance shall mature, and the principal amount thereof and any unpaid accrued interest thereon shall be due and payable, on February 1, 2002 (or as otherwise provided in the related Note).

     SECTION 2.02.       FACILITY TERMINATION DATE.  The Facility
Termination Date is the date after which the Lender is no longer obligated to make Advances hereunder and shall occur upon the earlier of:

          (a)  February 1, 2002; or

          (b) Acceleration by the Lender in accordance with the provisions of ARTICLE VIII.

Such termination of the credit facility shall not affect in any way the Lender's rights, including the rights to accelerate the Loans, under this Agreement and the Notes.

     SECTION 2.03.      MINIMUM AMOUNT AND MAXIMUM AMOUNT OF EACH
ADVANCE. After the initial Advance, each Advance shall be in the minimum amount of $500,000 (and in multiples of $50,000 if in excess thereof) and in the maximum amount of $1,000,000.

     SECTION 2.04.  AGGREGATE COMMITMENT. The Lender shall not be obligated  to  make  any  Advance  prior  to  the  date  of  this
Agreement.   From  and  after  the date  of  this  Agreement  the
"Aggregate Commitment" shall be $5,000,000.

     SECTION 2.05. BORROWING NOTICES FOR NEW ADVANCES. After the initial Advance, Borrower shall give the Lender irrevocable notice containing the following information (the "Borrowing Notice") not later than 10:00 a.m. (Kansas City time) at least three (3) Business Days and not more than twenty (20) Business Days before the proposed Borrowing Date of each Advance:

          (a) the proposed Borrowing Date, which shall be a Business Day, of such Advance;

          (b)  the aggregate amount of such Advance;

          (c) a statement to the effect that all of the representations and warranties of the Borrower contained herein and in the Loan Documents are true and correct (i) as of the date referred to in any representation or warranty that addresses a matter as of a particular date and (ii) as to all other representations and warranties as of the date of such Borrowing Notice;

          (d) a description of any Default that exists as to which the proviso of clause (f) in ARTICLE IV may apply;

          (e) a statement that the then applicable financial milestones set forth in SCHEDULE 2.05(E) hereto ("Financial
     Milestones") have been achieved; and

          (f) a statement that the then applicable contractual and operational milestones set forth in SCHEDULE 2.05(F) hereto
     ("Contractual and Operational Milestones") have been achieved.

Subject to the terms hereof and subject to the satisfaction of the conditions set forth in ARTICLE IV, the Lender shall, not later than noon (Kansas City time) on each Borrowing Date, make available to Borrower immediately available funds in the amount of the Advance requested to be made on such Borrowing Date. Notwithstanding anything to the contrary contained herein, Borrower shall not give Lender a Borrowing Notice until all previous Borrowing Notices are either funded or denied pursuant to the terms of this Agreement.

     SECTION 2.06. RATES APPLICABLE AFTER AN EVENT OF DEFAULT. During the continuance of an Event of Default, the Lender may, at its option, by notice to the Borrower (which notice may be revoked at the option of the Lender), declare that for the duration of time during which such Event of Default shall be continuing, the outstanding balance of the Loan shall bear interest at a rate equal to twelve and one-half percent (12.5%) per annum calculated for actual days elapsed on the basis of a 360-day year.

     SECTION 2.07. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Lender pursuant to wire transfer instructions provided to the Borrower by a duly authorized executive officer of the Lender, or absent such instructions, at the Lender's address specified pursuant to
SECTION 11.01, on the date when due. If the Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to the Lender, then the sum payable hereunder shall be increased so that, after making all required deductions, the Lender receives an amount equal to the sum it would have received had no such deduction been made, and the Borrower shall indemnify the Lender for taxes, assessments and governmental charges imposed by any jurisdiction on account of amounts paid or payable pursuant to this sentence. Within 30 days after the date of any payment of any such amount withheld by either Borrower in respect of any payment to the Lender, the Borrower shall furnish to the Lender the original or certified copy of a receipt evidencing payment thereof.

     SECTION 2.08. NOTES. Upon receipt of a Borrowing Notice, the Lender shall promptly deliver to the Borrower a Note for execution by the Borrower; PROVIDED, HOWEVER, that the Lender may refuse to deliver such Note if the Lender is not obligated to make an Advance hereunder.

     SECTION 2.09. INTEREST RATE; PAYMENT DATES; INTEREST AND FEE BASIS. Interest on principal shall be payable at a rate equal to nine and one-half percent (9.5%) per annum, provided, however, such interest rate may be increased as provided in this Agreement under certain circumstances to 12.5% per annum. The principal amount of each Advance, and all interest accrued on each Advance, shall be payable on the Payment Date. Interest accrued on each Advance shall be payable on any date on which principal is prepaid, whether due to acceleration or otherwise. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Kansas City time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     SECTION 2.10. SECURITY. As security for the repayment of the Obligations and for the payment and performance of all other obligations of the Borrower to the Lender, Borrower shall cause the following documents, all in form and content acceptable to the Lender, to be executed and delivered to the Lender, and Borrower shall cooperate with Lender to cause all filings, recordings and other actions to be taken, all at no cost to the Lender, as reasonably required by the Lender to establish of record and to perfect the Lender's security interests or Liens to the satisfaction of the Lender: (i) the Security Agreement attached hereto as EXHIBIT C and (ii) such other and additional instruments and reports as may reasonably be required in the opinion of the Lender to validate and perfect its security interest or lien and enable it to exercise and enforce its rights under this Agreement or the Security Documents executed and delivered to the Lender as security for the Obligations.

                           ARTICLE III

                           PREPAYMENT

     The Borrower may at any time and from time to time prepay the Loan, in full or in part, without penalty or premium. All prepayments made, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest on all outstanding Notes, next to any costs of collection, and then to installments of principal remaining outstanding on the Notes, first to principal amounts overdue then to principal amounts currently due and then to installments of principal due in the future in the inverse order of their maturity. In the event that the Borrower prepays a Note in part, the Borrower, at Lender's option, shall execute and deliver to the Lender a new Note in a principal amount equal to the principal remaining outstanding.

                           ARTICLE IV

                       ADVANCE CONDITIONS

     The  Lender  shall  not  be required  to  make  a  requested
Advance, if on the proposed Borrowing Date for such Advance:

          (a) All representations and warranties of the Borrower contained herein and in the Loan Documents are not true and correct (i) as of the date referred to in any representation or warranty that addresses a matter as of a particular date and (ii) as to all other representations and warranties as of the date of such proposed Advance;

          (b) An accurate and complete Borrowing Notice shall not have been properly submitted with respect to such Advance;

          (c) A duly executed Note representing the Advance has not been received by the Lender;

          (d) A Security Agreement, in the form of EXHIBIT C hereto, duly executed by an Authorized Officer of the Borrower has not been received by the Lender;

          (e)  The Facility Termination Date shall have occurred;

          (f) A Default or Event of Default has occurred and is continuing or will exist as a result of the requested Advance; provided, however, this clause (f) shall not apply to any Default, the facts of which have been specifically disclosed to the Lender in the Borrowing Notice for such Advance and as to which the Lender has, within five (5) Business Days after the Lender's receipt of the Borrowing Notice, neither advised the Borrower of its intent to declare an Event of Default nor, advised the Borrower that it intends to exercise its rights in this clause (f) and not make the requested Advance (as is the Lender's right, exercising such right in its sole discretion);

          (g)  An Event of Force Majeure (as defined in Section
     11.13 of this Agreement) has occurred; or

          (h) The applicable Financial Milestones or the applicable Contractual and Operational Milestones have not been achieved.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in this ARTICLE IV have been satisfied. The Lender may require a duly completed compliance certificate (dated the Borrowing Date) in substantially the form of EXHIBIT B hereto as a condition to making an Advance.

                            ARTICLE V

                 REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     SECTION 5.01. ORGANIZATION, STANDING AND POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Borrower is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

     SECTION 5.02. AUTHORITY; NONCONTRAVENTION. The Borrower has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder and under the Loan Documents and the same have been duly authorized by all necessary corporate action on the part of the Borrower, and assuming this Agreement constitutes the valid and binding agreement of the Lender, constitute valid and binding obligations of the Borrower enforceable against the Borrower, in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law. Except as set forth on the attached SCHEDULE 5.02, the execution and delivery of this Agreement by the Borrower did not, and the consummation of the transactions contemplated by this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss by the Borrower of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Borrower under, (i) the articles of incorporation or bylaws of the Borrower, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement,  instrument,  permit  or  license  applicable  to  the
Borrower or its properties or assets or (iii) subject to any required governmental filings, any law applicable to the Borrower or its properties or assets, other than any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect,
(y) materially impair the ability of the Borrower to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement.

     SECTION 5.03. TAXES. The Borrower has timely filed all Returns and reports required to be filed by it, except where failure to timely file would not have a Material Adverse Effect. All such Returns and reports are complete and accurate except where the failure to be complete or accurate would not have a Material Adverse Effect. The Borrower has paid or has set up an adequate reserve for the payment of all Taxes shown as due on such Returns except where the failure to do so would not have a Material Adverse Effect. No deficiencies for any Taxes have been asserted, proposed or assessed against the Borrower that have not been paid or otherwise settled or reserved against, except for deficiencies the assertion, proposing or assessment of which would not have a Material Adverse Effect, and no requests for waivers of the time to assess any such taxes are pending. There are no material Liens for Taxes (other than for current taxes not yet due and payable) on the assets of the Borrower.

     SECTION 5.04. COMPLIANCE WITH LAWS. The Borrower has in effect all permits from approvals, authorizations, certificates, filings, franchises, licenses, notices, permits, variances, exemptions, orders and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has not occurred any default under any Permit, except for the absence of Permits and for defaults under Permits that, individually or in the aggregate, have not had a Material Adverse Effect. The Borrower is in compliance with all applicable Law, except where failures to so comply, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 5.05. ENVIRONMENTAL MATTERS. The Borrower is and at all times has been in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law (which compliance includes the possession by the Borrower of all Permits required under applicable Environmental Law and compliance with the terms and conditions thereof), except for such failure to be in compliance which, individually or in the aggregate, would not have a Material Adverse Effect. There are no pending or, to the Knowledge of the Borrower, Threatened claims, orders, notices, administrative or judicial actions, or Encumbrances, relating to environmental, health, and safety liabilities arising under or pursuant to any federal, state or local Environmental Laws, with respect to or affecting any of the properties and assets (whether real, personal, or mixed) in which the Borrower has an interest, except for any such claim, order, notice, administrative or judicial action, Encumbrance or other restriction that would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 5.06. INTELLECTUAL PROPERTY. Except as set forth in the attached SCHEDULE 5.06, the Borrower owns sufficient right, title and interest in and to, or has valid licenses of sufficient scope and duration for, all patents, patent rights, copyrights, trademarks, service marks, trade names, software, trade secrets, confidential information and other intellectual property material to the operation of the business of the Borrower as currently conducted and as proposed to be conducted (the "Intellectual Property Assets"). The Intellectual Property Assets are free and clear of all Liens which would materially impair the Borrower's ability to use the Intellectual Property Assets in the business of the Borrower as currently conducted or proposed to be conducted. The Borrower has not granted any third party any rights in and to the Intellectual Property Assets. No Intellectual Property Assets of the Borrower infringes, or conflicts with, or to the Knowledge of the Borrower, is alleged to infringe upon or conflict with the intellectual property rights of any third party. The Borrower has no Knowledge that any of its employees performing or managing key functions of the Borrower is obligated under any contract

(including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Borrower or that would conflict with the Borrower's business as proposed to be conducted. To the Knowledge of the Borrower, neither the execution nor delivery of this Agreement, nor the carrying on of the Borrower's business by the employees of the Borrower, nor the conduct of the business of the Borrower as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, which conflict or breach would have a Material Adverse Effect. The Borrower does not utilize nor intends to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Borrower.

     SECTION 5.07. CERTAIN PAYMENTS. Neither the Borrower, nor any of the directors, officers, agents, or employees of the Borrower, nor to the Knowledge of the Borrower, any other Person associated with or acting for or on behalf of the Borrower, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Borrower or any Affiliate of the Borrower, (b) established or maintained any fund or asset that has not been appropriately recorded in the books and records of the Borrower, which in the case of either clause (a) or (b) would be in violation of Law or would have a Material Adverse Effect.

     SECTION 5.08. SECURITY DOCUMENTS. The provisions of each Security Document providing for any Lien will be effective to create in favor of the Lender a legal, valid and enforceable Lien in all right, title and interest of the Borrower in the collateral described therein. When financing statements have been duly filed and, when appropriate, possession or control of such collateral has been taken by the Lender, each Security Document providing for the creation of a security interest shall constitute a fully perfected security interest in all right, title and interest of the Borrower in such collateral, subject only to any (i) prior Liens held by Lender and (ii) any Liens expressly permitted under the terms of such Security Document and set forth on SCHEDULE 5.08 attached hereto (but only to the extent such Liens are perfected or otherwise have priority over the Lien created by the Security Documents).

     SECTION 5.09.       BUSINESS PLAN MILESTONES.  The Financial
Milestones and the Contractual and Operational Milestones have been derived from the Business Plan and each of them have been prepared in good faith with a reasonable basis.

     SECTION 5.10. ACCURACY OF INFORMATION. All information, exhibits or reports with respect to Debtor that has been or is hereafter furnished by or on behalf of Debtor to Secured Party is or will be, as of the date furnished to Secured Party, accurate, correct and complete in all material respects.

     SECTION 5.11. MATERIAL AGREEMENTS. Except as set forth in the attached SCHEDULE 5.11, the Borrower is not in default in the performance, observance of fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower is a party, which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.12. LITIGATION. Except as set forth in the attached SCHEDULE 5.12, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to Borrower's Knowledge, threatened against or affecting the Borrower which could have a Material Adverse Effect.

                           ARTICLE VI

                            COVENANTS

     So long as any Note remains unpaid, unless the Lender shall otherwise consent in writing:

     SECTION 6.01. FINANCIAL REPORTING. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Lender:

          (a) Within 90 days after the close of each of its Fiscal Years, an audit report certified by independent certified public accountants, acceptable to the Lender, prepared in accordance with GAAP for itself, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof.

          (b) Within 45 days after the close of the first three quarterly periods of each of its Fiscal Years, unaudited balance sheets as at the close of each such period and profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its President or the Chief Financial Officer.

          (c) As soon as available, but in any event within 60 days after the beginning of each Fiscal Year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement and updated projections) of the Borrower for such Fiscal Year.

          (d) Together with the financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT B hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

          (e) Within 270 days after the close of each Fiscal Year, a statement of the

     Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

          (f) As soon as possible and in any event within ten (10) days after the Borrower knows that any event has occurred which is a Termination Event with respect to any Plan which is subject to Title IV of ERISA, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and any action which the Borrower proposes to take with respect thereto.

          (g) As soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (i) any notice, claim, complaint or order to the effect that the Borrower is or may be liable to any Person as a result of the release by the Borrower or any other Person of any Hazardous Materials into the Environment or requiring that action be taken by the Borrower to respond to or clean up a Release of Hazardous Materials into the Environment, and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or environmental permit by the Borrower. Within ten (10) days after the Borrower having Knowledge of the proposal, enactment or promulgation of any Environmental Law which would have a Material Adverse Effect, the Borrower shall provide the Lender with written notice thereof.

          (h) Promptly upon the furnishing thereof to the stockholders of Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (i) Promptly, and in any event within five (5) days after the filing thereof, copies of any reports which the Borrower files with the SEC.

          (j) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

     SECTION 6.02. USE OF PROCEEDS. The Borrower will use the proceeds of the Advances for working capital and general corporate purposes in accordance with the Borrower's August 2001 business plan, dated August 12, 2001, prepared by management of the Borrower which includes financial projections and budgeted capital expenditures (the "Business Plan"). The Business Plan is the most current Business Plan prepared by management of the Borrower and presented to Borrower's board of directors. A copy of the Business Plan was delivered to the Lender prior to the date of this Agreement. The Borrower will not use any identifiable portion of the Advances to purchase or carry any Margin Stock.

     SECTION 6.03. NOTICE OF DEFAULT The Borrower will give prompt notice in writing to the Lender of the occurrence of any Default or Event of Default and of any other development relating to the Borrower, financial or other, which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.04. CONDUCT OF BUSINESS. The Borrower will carry on and conduct its business in generally the same manner and in generally the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and, except where the failure to do so would not have a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     SECTION 6.05. TAXES. The Borrower will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     SECTION 6.06. INSURANCE. The Borrower will maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and will furnish to the Lender upon request full information as to the insurance carried.

     SECTION 6.07. COMPLIANCE WITH LAWS. The Borrower will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which would have a Material Adverse Effect.

     SECTION 6.08. MAINTENANCE OF PROPERTIES. The Borrower will do all things necessary and consistent with sound business practices to maintain, preserve, protect and keep its Property in good repair, working order and condition, and, consistent with sound business practices, make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     SECTION 6.09. INSPECTION. The Borrower will permit the Lender, by its representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate.

     SECTION 6.10. INVESTMENTS AND PURCHASES. The Borrower will not make or suffer to exist any Investments or commitments therefor, or become or remain a partner in any partnership or joint venture, or make any Purchase of any Person.

     SECTION 6.11. LIENS. The Borrower will not create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower, except:

          (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (b) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way adversely affect the marketability of the same or interfere with the use thereof in the business of the Borrower;

          (e)  Liens existing on the date hereof as disclosed on SCHEDULE
     5.08;

          (f) Liens on Property in existence at the time of acquisition of such Property by the Borrower;

          (g) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business by the Borrower;

          (h)  Liens created by the Loan Documents; and

          (i) Liens arising from or in connection with a Permitted Telecommunication Asset Sale.

     SECTION 6.12. AFFILIATES. The Borrower shall not enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any other Affiliate except in the Ordinary Course of Business and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction.

     SECTION 6.13. CHANGE IN CORPORATE STRUCTURE; FISCAL YEAR. The Borrower shall not (a) permit any amendment or modification to be made to its certificate of incorporation or bylaws which is adverse to the interests of the Lender or (b) subject to the Lender's consent (which consent shall not be unreasonably withheld), change its Fiscal Year to end on any date other than December 31 of each year.

     SECTION 6.14. INCONSISTENT AGREEMENTS. The Borrower shall not enter into any indenture, agreement, instrument or other arrangement which contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower of any of the Borrower's obligations under any Loan Document.

     SECTION 6.15. ASSET SALES. The Borrower will not, directly or indirectly, assign, license, sell or transfer any of the Borrower's Property other than in the ordinary course of business. In addition, Borrower will not engage in any Telecommunication Asset Sale involving

Property which is part of Borrower's "metro" or "regional" business (as described in the Business Plan), whether or not such Telecommunication Asset Sale is in the ordinary course of business, without first obtaining the Lender's written consent to such sale. All cash proceeds from the sale of Collateral, including cash proceeds from a Permitted Telecommunication Asset Sale, shall be used to prepay the Loan in accordance with
ARTICLE III hereof.

     SECTION 6.16. FURTHER ASSURANCES. The Borrower shall execute and file all such further instruments and perform such other acts as the Lender may determine are necessary or advisable to maintain the first priority of the Liens and security interests created by the Security Documents in all property subject thereto or otherwise to carry out the purposes of this Agreement.

                           ARTICLE VII

                        EVENTS OF DEFAULT

     The occurrence of any one or more of the following events shall constitute an Event of Default:

     SECTION 7.01. Any representations or warranties of the Borrower made or deemed made by or on behalf of the Borrower to the Lender under or in connection with this Agreement, any Advance, or in any certificate or information delivered in connection with this Agreement or any other Loan Document are not true and correct (i) as of the date referred to in such representations or warranties that addresses a matter as of a particular date and (ii) as to all other representations and warranties as of the date of such representation or warranty.

     SECTION 7.02. Nonpayment of principal of any Note when due, or nonpayment of interest upon a Note or other obligations under any of the Loan Documents within five (5) days after the same becomes due.

     SECTION 7.03. The breach by the Borrower of any of the terms or provisions of SECTIONS 6.02, 6.11, 6.13 or 6.14.

     SECTION 7.04. The breach by the Borrower (other than a breach which constitutes a Default under SECTION 7.01, 7.02 or 7.03) of any of the terms or provisions of this Agreement, in any such case, which is not remedied within five (5) days after written notice to the Borrower from the Lender.

     SECTION  7.05.        Failure of the  Borrower  to  pay  any
Indebtedness when due; or the default by the Borrower in the performance of any term, provision or condition contained in any agreement under which any Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     SECTION 7.06. The Borrower shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 7.06, (f) fail to contest in good faith any appointment or proceeding described in SECTION 7.07 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

     SECTION 7.07. Without the application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Substantial Portion of its Property, or a proceeding described in
SECTION 7.06(D) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

     SECTION 7.08. Any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Property of the Borrower which, when taken together with all other Property of the Borrower so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     SECTION 7.09. The Borrower shall fail within thirty (30) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an aggregate amount in excess of $100,000, which are not stayed on appeal or otherwise being appropriately contested in good faith.

     SECTION  7.10.       The Unfunded Liabilities of all  Single
Employer Plans shall exceed in the aggregate $100,000 or any Reportable Event shall occur in connection with any Plan.

     SECTION 7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000.

     SECTION 7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such

Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding
$100,000.

     SECTION 7.13. The Borrower shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any other Person of any toxic or hazardous waster or substance into the Environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.14. The failure of any Security Document, for any reason, to be in full force and effect.

     SECTION 7.15. The occurrence of a default or Event of Default under any other agreement, instrument and/or document between Lender and Borrower, including, without limitation, any Note or Security Document, which is not cured within the time, if any, specified therefor in such other agreement, instrument and/or document.

                          ARTICLE VIII

         ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     SECTION 8.01. ACCELERATION. If any Event of Default described in SECTION 7.06 or 7.07 occurs with respect to the Borrower, the obligations of the Lender to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Event of Default occurs, the Lender may terminate or suspend the obligations of the Lender to make Advances hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each of the Borrower hereby expressly waives.

     Within ten (10) Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lender to make Advances hereunder as a result of any Event of Default (other than any Event of Default as described in SECTION
7.06 or 7.07 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Lender may (in its sole discretion), by notice to the Borrower, rescind and annul such acceleration and/or termination.

     SECTION 8.02. AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Lender and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or the Borrower hereunder or waiving any Default hereunder.

     SECTION 8.03. PRESERVATION OF RIGHTS. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in contained in a writing signed by the Lender, and then only to the extent set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

                           ARTICLE IX

                             SETOFF

     In addition to, and without limitation of, any rights of the Lender under applicable law, if any Default or Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Lender or any Affiliate of the Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to the Lender or such Affiliate of the Lender, whether or not the Obligations, or any part hereof, shall then be due or have matured.

                            ARTICLE X

                BENEFIT OF AGREEMENT; ASSIGNMENTS

     SECTION 10.01. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign any rights or obligations under the Loan Documents, and (b) any assignment by the Lender must be made in compliance with SECTION 10.02. Any assignee or transferee of any Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any note or notes issued in exchange therefor.

     SECTION 10.02.      ASSIGNMENTS BY THE LENDER.

          10.02.1. ASSIGNMENTS OF THIS AGREEMENT AND THE OBLIGATIONS THEREUNDER. An Assignment or transfer of this Agreement may be made without the prior consent of the Borrower
(i) by the Lender to any of its Affiliates, provided that any such assignment or transfer to such Affiliate shall not release the Lender from the obligations of the Lender under this
Agreement, or (ii) pursuant to any merger or sale of substantially all of the assets or stock of the Lender or such Affiliates (or any transaction having such effect) that is pursuant to an agreement entered into after the date of this Agreement and pursuant to which in the case of a purchase of substantially all of the assets or stock of the Lender or such Affiliates, the party purchasing such assets or stock of the Lender or such Affiliates assumes the obligations of the Lender under this Agreement.

          10.02.2. TRANSFERS OF THE NOTES. The Lender may in accordance with applicable law and without the prior consent of the Borrower, at any time, transfer and assign all or part of the Notes to one or more Persons ("Transferees"). In the case of such an assignment or transfer, the Lender shall surrender the Notes subject to such assignment to the Borrower prior to the transfer and assignment being effective and the Borrower shall, simultaneously with such surrender, reissue and deliver new Notes in the same aggregate outstanding principal amount as the surrendered Note in the name of such holders as requested by the Lender. On or after the effective date of such transfer and assignment, (a) each such Transferee shall acquire all of the rights of the Lender in the Notes assigned to such Transferee, and (b) the Lender shall remain subject to the Aggregate Commitment and Loans.

          10.02.3. ADMINISTRATION. As a condition to any transfer or assignment of the Notes pursuant to SECTION 10.02.2, each Transferee shall appoint the Lender (or any other Person to whom this Agreement has been assigned in accordance with SECTION
10.02.1 or with the consent of the Borrower) (the "Agent") to act as agent of such Transferee, provided that the Agent shall not have a fiduciary relationship in respect of the Borrower or any Transferee of the Notes. The Agent shall exclusively exercise such powers under this Agreement as are specifically delegated to the Lender by the terms hereof, including the right to receive notices, requests, waivers, instructions, information regarding the Borrower, consents and other documents which the Borrower may be required to deliver pursuant to this Agreement. The Agent shall have no implied duties to the Transferees, or any obligation to the Transferees to take any action thereunder.

     SECTION 10.03. DISSEMINATION OF INFORMATION. The Borrower authorizes the Lender to disclose to any Person to whom this Agreement is being assigned pursuant to SECTION 10.02.1 or Transferees under SECTION 10.02.2 any and all information in the Lender's possession concerning the creditworthiness of the Borrower, subject however, to the Lender obtaining an appropriate confidentiality agreement respecting such information.

                           ARTICLE XI

                          MISCELLANEOUS

     SECTION 11.01. NOTICES. Unless otherwise provided herein, any notice, request, waiver, instruction, consent or document or other communication required or permitted to be given by this Agreement shall be effective only if it is in writing and (a) delivered by hand or sent by certified mail, return receipt requested, (b) if sent by a nationally-recognized overnight delivery service with delivery confirmed, or (c) if telexed or telecopied, with receipt confirmed as follows:

        The Borrower:      Digital Teleport, Inc.
                           8112 Maryland Avenue
                           St. Louis, MO 63105
                           Attn:  President
                           Facsimile:  (314) 880-1999
        with a copy to:    Digital Teleport, Inc.
                           8112 Maryland Avenue
                           St. Louis, MO 63105
                           Attn:  CFO
                           Facsimile:  (314) 880-1999

        and a copy to:     Digital Teleport, Inc.
                           8112 Maryland Avenue
                           St. Louis, MO 63105
                           Attn:  General Counsel
                           Facsimile:  (314) 880-1999

        The Lender:        KLT Telecom Inc.
                           10740 Nall, Suite 230
                           Overland Park, KS 66211
                           Attn:  President
                           Facsimile:  (913) 967-4340

        with a copy to:    KLT Inc.
                           10740 Nall, Suite 230
                           Overland Park, Kansas 66211
                           Attn:  General Counsel
                           Facsimile:  (913) 967-4340

The Parties shall promptly notify each other of any change in their respective addresses or facsimile numbers or of the Person or office to receive notices, requests or other communications under this SECTION 11.01. Notice shall be deemed to have been given as of the date when so personally delivered, when actually delivered by the U.S. Postal Service at the proper address, the next day when delivered during business hours to an overnight delivery service properly addressed or when receipt of a telex or telecopy is confirmed, as the case may be, unless the sending party has actual Knowledge that such notice was not received by the intended recipient.

     SECTION 11.02. ENTIRE AGREEMENT. This Agreement, together with all Loan Documents, Schedules and Exhibits hereto, and a certain letter agreement between the Parties concerning SCHEDULE 5.02, embody the entire agreement and understanding of the Parties in respect to the matters contemplated hereby and supersedes and renders null and void all other prior agreements and understandings, written and oral, with respect to the subject matters hereof, PROVIDED that this provision shall not abrogate any other written agreement between the Parties executed simultaneously with this Agreement. No Party shall be liable or bound to any other Party in any manner by any promises, conditions, representations, warranties, covenants, agreements and understandings, except as specifically set forth herein or therein.

     SECTION 11.03. WAIVER. Except as otherwise permitted in this Agreement, the terms or conditions of this Agreement may not be waived unless set forth in a writing signed by the Party entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof. The rights and remedies of the Parties are cumulative and not alternative.

Except as otherwise provided in this Agreement, neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement, or the documents referred to in this Agreement or therein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     SECTION 11.04. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to conflict of laws principles.

     SECTION 11.05. SEVERABILITY. If any term or provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     SECTION 11.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which when so executed and delivered shall for all purposes be deemed to be an original but all of which, when taken together, shall constitute one and the same Agreement.

     SECTION 11.07. HEADINGS. The table of contents, captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

     SECTION 11.08. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, shall create or confer upon any Person (including but not limited to any employees), other than the Parties or their respective successors and permitted assigns, any legal or equitable rights, remedies, obligations, liabilities or claims under or with respect to this Agreement, except as expressly provided herein.

     SECTION 11.09.      INTERPRETATION.

     (a) Unless specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and Schedules in this Agreement. References to "includes" and "including" mean "includes without limitation" and "including without limitation." Whenever the context may require, any pronoun shall include the corresponding masculine feminine and neuter forms. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

     (b) Each Party is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each Party hereby acknowledges that no Party has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement or the documents and instruments delivered on the date of this Agreement.

     (c) No provision of this Agreement shall be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     SECTION 11.10. INCLUSION OF INFORMATION IN SCHEDULES. The inclusion of any information in any Schedule (i) shall not be deemed an admission that any such information is material for purposes of the representation and warranty to which it relates or any other representation and warranty or for any other purpose related to this Agreement or the transactions contemplated hereby, including for purposes of any covenants, closing conditions or any other remedies the Parties may have, and
(ii) shall not be used or interpreted in any manner to create a standard of materiality for any such purpose.

     SECTION 11.11. AMENDMENT. No amendment, modification or alteration of the terms or provisions of this Agreement, including any Schedules and Exhibits hereto or thereto, shall be binding unless the same shall be in writing and duly executed by the Party against whom such amendment, modification or alteration is sought to be enforced.

     SECTION 11.12. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective as of the date of this Agreement.

     SECTION 11.13. FORCE MAJEURE. The Lender shall have no obligation to make any further Advances under, or otherwise be obligated to perform, carry out or observe any of the terms, conditions or covenants set forth in, this Agreement at any time subsequent to the occurrence of an Event of Force Majeure (as hereinafter defined). The term "Event of Force Majeure" as used in this Agreement shall mean and include any of the following which occurs after the date of this Agreement or, in the case of any of the following which exist as of the date of this Agreement, a material acceleration or worsening thereof: (i) any general suspension or material limitation of trading in, or any limitation on prices for, securities on any United States national securities exchange, the NASDAQ Stock Market or in the over-the-counter market; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or a moratorium or suspension in foreign exchange trading declared by major international banks or any governmental authority; (iii) the commencement or escalation of a war, armed hostilities, national emergency, international or national crisis or calamity, acts of a public enemy, riot, sabotage, insurrection, blockade or embargo, in any such case directly or indirectly involving the United States; (iv) any limitation (whether or not mandatory) by any Governmental Authority on, or any other event which could, in the sole judgment of the Lender, affect the extension of credit by banks or other lending institutions in the United States; (v) any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the sole judgment of the Lender, have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects, operations or assets of the Borrower and its subsidiaries, taken as a whole, or otherwise could, in the sole judgment of the Lender, materially impair in any way the contemplated future conduct of the business of the Borrower or any of its subsidiaries, or materially impair the contemplated benefits to the Lender of this Agreement (any such effect is referred to hereinafter as a "Borrower Material Adverse Effect"),
(vi) the enactment, publication, decree, or other promulgation of any statute, rule, regulation, or order of any Governmental Authority which, in the sole judgment of the Lender, could have a Borrower Material Adverse Effect, (vii) the taking of any action by Governmental Authority in respect of monetary or (including, without limitation, a devaluation of currency) which could, in the sole judgment of the Lender, have a material adverse effect on the securities markets in the United States, (viii) fire, storm, flood, earthquake, explosion, or other acts of nature, God or public enemy that could, in the sole judgment of the Lender, have a Borrower Material Adverse Effect, (ix) labor strikes, disputes, lockouts or other labor troubles causing cessation, slowdown or interruptions of work that could, in the sole judgment of the Lender, have a Borrower Material Adverse Effect, or (x) shortages or delays in obtaining adequate labor, raw materials, equipment or transportation, interruption of utility services or accidents that could, in the sole judgment of the Lender, have a Borrower Material Adverse Effect.

     SECTION 11.14. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder except to the extent such obligations arise from the gross negligence or willful misconduct of the Lender. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     SECTION 11.15. EXCLUSIVE JURISDICTION AND CONSENT TO SERVICE OF PROCESS. THE PARTIES AGREE THAT ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE INSTITUTED IN A FEDERAL COURT SITTING IN MISSOURI OR STATE COURT SITTING IN MISSOURI, WHICH SHALL BE THE EXCLUSIVE VENUE OF ANY SUCH ACTION. EACH PARTY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, AND IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY SUCH COURT (AND THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION. ANY AND ALL SERVICE OF PROCESS

AND ANY OTHER NOTICE IN ANY SUCH ACTION SHALL BE EFFECTIVE AGAINST SUCH PARTY WHEN TRANSMITTED IN ACCORDANCE WITH SECTION
11.01. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     SECTION 11.16. WAIVER OF JURY TRIAL. THE PARTIES HERETO MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER DOCUMENT ENTERED INTO BY BORROWER AND LENDER IN CONNECTION WITH THIS TRANSACTION, OR ANY CONDUCT RELATING TO THIS AGREEMENT OR THE LOANS MADE HEREUNDER OR THE DEBTOR-CREDITOR RELATIONSHIP ESTABLISHED HEREBY, INCLUDING WITH REGARD TO ANY COUNTERCLAIMS, CAUSES OF ACTION, AND DEFENSES WHETHER BASED IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER IS GRANTED IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES ASSOCIATED WITH JURY TRIALS. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT IN PART BY THE PROVISIONS OF THIS PARAGRAPH.

       [THE BALANCE OF THIS PAGE LEFT BLANK INTENTIONALLY]

NOTICE TO DEBTOR

     NO ORAL AGREEMENTS; ENTIRE AGREEMENT.   ORAL AGREEMENTS OR
     COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU, THE BORROWER, AND US, THE LENDER, FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

The Lender:    /s/ MRS
               Initials

The Borrower:  /s/ GWD
               Initials

          IN WITNESS WHEREOF, The Borrower and the Lender have executed this Agreement as of the date first above written.

                      DIGITAL TELEPORT, INC

                      By: /s/ Gary W. Douglass
                      Print Name: Gary W. Douglass
                      Title: SVP & CFO


                      KLT TELECOM INC.

                      By: /s/ Mark R. Schroeder
                      Print Name: Mark R. Schroeder
                      Title: President


               SIGNATURE PAGE FOR CREDIT AGREEMENT